Exhibit 10.9

October 7, 2016

Pollos Investment L.P.

c/o Primavera Capital Limited

28th Floor, 28 Hennessy Road

Hong Kong

Attention: Ena Leung

API (Hong Kong) Investment Limited

c/o Zhejiang Ant Small and Micro Financial Services Group Co., Ltd.

Block B, Dragon Times Plaza, 18 Wantang Road, Xihu District

Hangzhou, China 310099

Attention: Jason Zhu

Re:Letter Agreement

Ladies and Gentlemen:

Reference is made to that certain (i) Investment Agreement, dated as of September 1, 2016 (the “PV Investment Agreement”), among Yum! Brands, Inc. (“Parent”), Yum China Holdings, Inc. (the “Company”) and Pollos Investment L.P. (“PV”) and (ii) Investment Agreement, dated as of September 1, 2016 (the “AF Investment Agreement” and together with the PV Investment Agreement, the “Investment Agreements”), among Parent, the Company and API (Hong Kong) Investment Limited (“AF” and together with PV, the “Investors”).

This letter agreement (the “Letter Agreement”) constitutes Investors’ prior written consent under Section 4.1(b) of each Investment Agreement with respect to the Certificate Amendment and Bylaws Amendment (each, as defined below) as well as sets forth the agreement between the Investors, Parent and the Company with respect to an amendment to the Form of Shareholders Agreement attached as Exhibit H to each Investment Agreement. Capitalized terms used in this letter but not defined herein shall have the meanings set forth in the Investment Agreements.

The Investors, Parent and the Company hereby agree as follows:

1. Investor Consent Under Section 4.1(b).  Pursuant to Section 9.2 of the Investment Agreements, each Investor hereby consents to and otherwise waives the requirements of Section 4.1(b)(i) and, solely in the case of clause (i) of this sentence, Section 4.1(b)(iii), of the Investment Agreements, in each case, solely to the extent required to permit (i) the Company’s adoption of the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the “Certificate Amendment”) and related adoption of the stockholder rights plan and (ii) the Company’s adoption of the amendments set forth on Exhibit B hereto to the Company’s bylaws in effect as of the date hereof (the “Bylaws Amendment”); provided that nothing contained herein shall in any way alter or otherwise affect the Company’s obligations with respect to the approval and adoption of the Amended and Restated Bylaws under Section 5.3 of the Investment Agreements.

2. Amendment to Form of Shareholders Agreement. Section 1.1(a) of the Form of Shareholders Agreement is hereby amended and restated in its entirety to read as follows:

(a) As of one (1) Business Day after the date hereof, the board of directors of the Company (the “Board”) shall consist of eleven (11) directors designated by Parent, one (1) of which shall be Dr. Fred Hu (“FH”), who shall be appointed as the Company’s initial Chairman; provided, that, and notwithstanding anything contained in this Section 1.1 to the contrary, if FH is unable to serve due to death, disability or incapacity as of such time of appointment, PV shall be entitled to designate another Person to serve as the Investor Designee and a director (who need not be the Chairman) of the Company effective as of one Business Day after the Effective Time, in which event the Board shall consist of eleven (11) directors or twelve (12) directors, as determined in the Board’s discretion. FH and any other Investor Designee (as defined below) shall, at the time of his or her appointment to the Board, execute and deliver to the Company an irrevocable conditional letter of resignation in the form attached hereto as Exhibit A (the “Resignation Letter”).

3. Miscellaneous.

a.

Except as expressly set forth in Section 1 hereof, the Investment Agreements remain in full force and effect in accordance with their terms.  This Letter Agreement shall take immediate effect.  This Letter Agreement is limited specifically to the matters set forth above and does not constitute directly or by implication a consent, amendment or waiver of any other provision of the Investment Agreements or any default which may occur or may have occurred under the Investment Agreements.

b.

Each party hereto represents and warrants to the other party that it has the corporate power and authority to execute and deliver this Letter Agreement and to carry out the terms and provisions of this Letter Agreement and the Investment Agreements as amended hereby.

c.

The parties hereto acknowledge and confirm that all references in the Investment Agreements to “this Agreement” shall be deemed to include the Investment Agreements as amended by this Letter Agreement.

d.	This Letter Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

e.

This Letter Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Letter Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Letter Agreement and of signature pages by facsimile or electronic mail transmission shall constitute effective execution and delivery of this Letter Agreement as to the parties and may be used in lieu of the original Letter Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

f.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any choice of law principles thereof that would cause the application of the laws of another jurisdiction).

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

POLLOS INVESTMENT L.P.

By: Pollos Investment GP Ltd., general partner

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Director

API (HONG KONG) INVESTMENT LIMITED

By:
Name:
Title:

YUM CHINA HOLDINGS, INC.

By:
Name:
Title:

YUM! BRANDS, INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

POLLOS INVESTMENT L.P.

By: Pollos Investment GP Ltd., general partner

By:
Name:
Title:

API (HONG KONG) INVESTMENT LIMITED

By:	/s/ Leiming Chen
Name:	Leiming Chen
Title:	Authorized Signatory

YUM CHINA HOLDINGS, INC.

By:
Name:
Title:

YUM! BRANDS, INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

POLLOS INVESTMENT L.P.

By: Pollos Investment GP Ltd., general partner

By:
Name:
Title:

API (HONG KONG) INVESTMENT LIMITED

By:
Name:
Title:

YUM CHINA HOLDINGS, INC.

By:	/s/ Micky Pant
Name:	Micky Pant
Title:	CEO

YUM! BRANDS, INC.

By:	/s/ Scott Catlett
Name:	Scott Catlett
Title:	Vice President and Deputy General Counsel

EXHIBIT A

[Attached]

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

YUM CHINA HOLDINGS, INC.

Yum China Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as the same may be amended (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Yum China Holdings, Inc. The Corporation was originally formed as Yum! China Holding, Inc. by filing a Certificate of Incorporation with the Secretary of State of the State of Delaware on April 1, 2016. On June 30, 2016, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware, which amended the Certificate of Incorporation by changing the name of the Corporation to Yum China Holdings, Inc.

2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its stockholders in accordance with Section 228 of the DGCL.

3. This Amended and Restated Certificate of Incorporation amends and restates, in its entirety, the original Certificate of Incorporation, as amended.

4. Effective as of 12:01 p.m. Eastern time on October 31, 2016, the text of the original Certificate of Incorporation, as amended, is amended and restated to read in its entirety as follows:

FIRST:  The name of the corporation is Yum China Holdings, Inc.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

THIRD: The number of shares of stock which the Corporation shall have authority to issue 1,100,000,000 shares, par value $0.01 per share, of which 1,000,000,000 shares shall be Common Stock, and of which 100,000,000 shares shall be Preferred Stock, with the following powers, preferences and rights, and qualifications, limitations and restrictions.

(a) Except as otherwise provided by law, each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock hereafter issued, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any series of Preferred Stock hereafter issued having a preference on distribution in the liquidation, dissolution or winding up of the Corporation shall be entitled, to share ratably in the remaining net assets of the Corporation.

(b) Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes or series of Preferred Stock, if any, or Common Stock, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions and certificate of designation providing for the issuance of such series adopted by the board of directors of the Corporation (the “Board of Directors”), and the Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter permitted by applicable law, to adopt any such resolution or resolutions.

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(c) The Board of Directors has created a series of 10,000,000 shares of Preferred Stock designated as “Series A Junior Participating Preferred Stock” by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Junior Participating Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

FOURTH: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.  The name of the Corporation’s registered agent is The Corporation Trust Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

FIFTH: No holder of any share of capital stock of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or to purchase any shares of capital stock or other securities of the Corporation, nor have any right to cumulate such holder’s votes for the election of Directors (as defined below). Any action required or permitted to be taken by the stockholders of the Corporation (the “Stockholders”) must be effected at a duly called annual or special meeting of the Stockholders and may not be effected by any consent in writing in lieu of a meeting.

SIXTH: The term of existence of the Corporation shall be perpetual.

SEVENTH: The following provisions are intended for the management of the business and for the regulation of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation of the powers conferred by statute:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authorities by this Amended and Restated Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by this Amended and Restated Certificate of Incorporation or by the bylaws of the Corporation (as amended from time to time in accordance with the provisions thereof, the “Bylaws”) required to be exclusively exercised or done by the Stockholders.

(b) Special meetings of the Stockholders may be called exclusively: (i) by the Board of Directors; or (ii) by the Chairman of the Board of Directors, the Corporation’s Chief Executive Officer or the Corporation’s Secretary, in each case with the concurrence of a majority of the Board of Directors.  Special meetings of Stockholders shall be held at such places and times as determined by the Board of Directors in its discretion. Advance notice of stockholder nominations for the election of Directors and of business to be brought before any meeting of the Stockholders shall be given in the manner provided in the Bylaws.

(c) The number of directors of the Corporation (“Directors”) constituting the Board of Directors shall not be less than three nor more than fifteen. Within such limit, the number of members of the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors, subject to the rights of holders of any series of Preferred Stock with respect to the election of Directors, if any. During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article Third above, then upon commencement and for the duration of the period during which such right continues, the then otherwise total authorized number of Directors shall automatically be increased by such specified number of Directors and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to such provisions.

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(d) Prior to the third annual meeting of Stockholders, the Board of Directors shall be classified into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors and the allocation (including the initial allocation) of Directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of Stockholders following October 31, 2016; the initial Class II Directors shall serve for a term expiring at the second annual meeting of Stockholders following October 31, 2016; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of Stockholders following October 31, 2016. Directors elected to replace initial Class I and Class II Directors shall serve terms expiring at the third annual meeting of Stockholders following October 31, 2016. Each Director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

(e) From and including the third annual meeting of Stockholders, each Director shall be elected to serve a term of one year, with each Director’s term to expire at the annual meeting next following the Director’s election.  Notwithstanding the expiration of the term of a Director, the Director shall continue to hold office until a successor shall be elected and qualified or until his or her earlier death, resignation or removal.

(f) Directors may be removed:  (i) prior to the third annual meeting of Stockholders, only for cause by the affirmative vote of a majority of the voting power of outstanding Common Stock; and (ii) from and including the third annual meeting of Stockholders, with or without cause by the affirmative vote of a majority of the voting power of outstanding Common Stock.

(g) A vacancy occurring on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of Directors or from the failure by Stockholders to elect the full authorized number of Directors, may only be filled by a majority of the remaining Directors or by the sole remaining Director in office. In the event of the death, resignation or removal of a Director during his or her elected term of office, his or her successor shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified or until his or her earlier death, resignation or removal.

(h) The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, in whole or in part, without any action on the part of the Stockholders;

(i) The Corporation shall have the right, subject to any express provisions or restrictions herein or in the Bylaws, from time to time, to amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation in any manner now or hereafter provided by law.

(j) The Board of Directors may create and make appointments to one or more committees of the Board of Directors comprised exclusively of Directors who will serve at the pleasure of the Board of Directors and who may have and exercise such powers of the Board of Directors in directing the management of the business and affairs of the Corporation as the Board of Directors may delegate, in its sole discretion, consistent with the provisions of the DGCL and this Amended and Restated Certificate of Incorporation.

(k) Unless and except to the extent the Bylaws so require, the election of Directors need not be by written ballot.

EIGHTH:

(a) A Director shall not be personally liable to the Corporation or the Stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

721844955.2

(b) Each Director and officer of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as the same may be amended) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article Eighth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article Eighth or otherwise.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as the foregoing indemnification of Directors and officers.

(c) If a claim under paragraph (b) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or the Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or the Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eighth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise.

(e) The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f) Any amendment, repeal or modification of any provision of this Article Eighth shall, unless otherwise required by law, be prospective only (except to the extent such amendment, repeal or modification permits the Corporation to further limit or eliminate the liability of Directors or officers) and shall not adversely affect any right or protection of any current or former Director or officer of the Corporation existing hereunder at the time of such amendment, repeal or modification with respect to any act or omission occurring prior to such amendment, repeal or modification.

721844955.2

NINTH: Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought or purporting to be brought on behalf of the Corporation, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former Director, officer, employee or agent of the Corporation to the Corporation or to the Stockholders, including, without limitation, a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former Director, officer, employee or agent of the Corporation arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

TENTH: If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation shall not in any way be affected or impaired thereby.

721844955.2

IN WITNESS WHEREOF, the Corporation has duly executed this Amended and Restated Certificate of Incorporation as of the ____ day of ________, 2016.

YUM CHINA HOLDINGS, INC.
By:
Name:
Title:

721844955.2

APPENDIX A

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

YUM CHINA HOLDINGS, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Yum China Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by a duly authorized Committee of the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by written consent in lieu of a meeting:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 10,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

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Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

721844955.2

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

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Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

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IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its _________________ and attested by its Secretary this _______ day of ____________, 2016.

________________________________

Attest:

____________________________________

Secretary

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EXHIBIT B

The Company’s existing bylaws will be amended, so that as amended, Sections 3.11, 4.1 and 7.1 of such bylaws will read in their entirety as set forth below:

SECTION 3.11 COMMITTEES. The Board of Directors, by resolution adopted by the majority of the whole Board, may designate one (1) or more committees, each committee to consist of one (1) or more directors. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the powers of the Board of Directors, including to do all such things that these Bylaws designate can or shall be done by the Board of Directors, in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

SECTION 4.1 NUMBER. The officers of the Corporation shall be determined by the Board of Directors and shall include a Chief Executive Officer and Secretary, and may also (but are not required to) include a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and/or Assistant Treasurers, and any other officers determined by the Board of Directors. Any two (2) or more offices may be held by the same person. To the extent that the Board of Directors determines to create and fill any such offices, then the individuals holding such offices shall have the duties and responsibilities set forth in this Article IV, if applicable, and such further duties and responsibilities as may be assigned. The Board of Directors may choose not to fill any office for any period it may deem advisable.

SECTION 7.1 DECLARATION OF DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors or any duly authorized committee thereof. Dividends may be paid in cash, in property or contractual rights, or in shares of the capital stock of the Corporation, subject to the provisions of the DGCL.